Execution Version 1 12624693-1 COOPERATION AGREEMENT This Cooperation Agreement (this “Agreement”), effective as of September 6, 2024 (the “Effective Date”), is entered into by and among IZEA Worldwide, Inc., a Nevada corporation (the “Company”), and GP Cash Management, Ltd., GP Investments, Ltd., Rodrigo Boscolo and Antonio Bonchristiano (collectively with each of their Affiliates and controlled Associates, the “GP Parties” and each a “GP Party”). The Company and the GP Parties are collectively referred to herein as the “Parties,” and each of the Company and the GP Parties, respectively, a “Party.” Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 16 herein. WHEREAS, as of the Effective Date, the GP Parties beneficially own an aggregate of 3,002,036 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); and WHEREAS, the Company and the GP Parties desire to enter into this Agreement regarding compositional change to the Company’s board of directors (the “Board”) and certain other matters, as provided in this Agreement. NOW, THEREFORE, in consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Board Composition and Other Company Matters. (a) Immediately upon execution of this Agreement, the Board, and all applicable committees of the Board, shall take all necessary actions to appoint each of Antonio Bonchristiano and Rodrigo Boscolo (each a “GP Director” and together, the “GP Directors”) to the Board, who shall fill two (2) vacancies resulting from two (2) prior resignations from the Board, with terms of each GP Director expiring at the Company’s 2024 annual meeting of stockholders (including any adjournments or postponements thereof and any meetings which may be called in lieu thereof, the “2024 Annual Meeting”). The Company represents that as of the Effective Date it has received and accepted the previously submitted notices of resignation of two (2) incumbent directors of the Company. (b) As promptly as practicable following execution of this Agreement, the Board, and all applicable committees of the Board, shall direct the Board’s Nominations and Corporate Governance Committee (the “NCG Committee”) to conduct a search for a gender diverse director to appoint as a new director to the Board (the “Additional Director”). The Additional Director shall be mutually agreed upon by the incumbent directors and the GP Directors; provided, however, that neither Party’s consent or agreement shall be unreasonably withheld, conditioned or delayed. (c) Prior to the appointment of the Additional Director, the Board, and all applicable committees of the Board, shall take all necessary actions to increase and fix the authorized maximum size of the Board to eight (8) directors (the “Board Size”), and

2 12624693-1 (ii) promptly thereafter appoint the Additional Director to the Board to fill the resulting vacancy, with such appointment taking place no later than December 31, 2024, or such later date as agreed by the Parties in writing. (i) The Board, and all applicable committees of the Board, shall take all necessary actions to nominate and recommend the GP Directors and the Additional Director (if then appointed) as candidates for election to the Board at the 2024 Annual Meeting, and the Company agrees to recommend, support and solicit proxies for the election of the GP Directors and the Additional Director (if then appointed) at the 2024 Annual Meeting in a manner no less rigorous than the manner in which the Company supports the Board’s other nominees. (ii) As a condition to the Company’s obligation to nominate the GP Directors for election at the 2024 Annual Meeting, each GP Director shall (A) be required to provide information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange regulations, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and a fully completed and executed copy of the Company’s director candidate questionnaire (substantially in the form completed by the Company’s incumbent non-management directors), in each case, as promptly as practicable to enable the timely filing of the Company’s proxy statement and other periodic reports with the Securities and Exchange Commission (the “SEC”); (B) consent to and participate in an appropriate background check comparable to those undergone by other non-management directors of the Company; (C) have complied at all times with the Company Policies (as defined below) after he has been appointed to the Board; (D) participate in an interview by, and receive a favorable recommendation from, the NCG Committee (with such favorable recommendation not to be unreasonably withheld, conditioned or delayed); (E) to the extent the members of the Board request, meet with all requesting members of the Board not then serving on the NCG Committee; (F) consent to being named by the Company as a nominee for election to the Board in any applicable proxy statement, proxy card or other solicitation materials of the Company in connection with the 2024 Annual Meeting; and (G) agree, if elected to the Board, to act in the capacity of a director of the Company and to serve the full term as a director. (iii) During the term of this Agreement, the Board shall not otherwise increase the size of the Board above eight (8) directors. (d) Each Party acknowledges that the GP Directors, upon appointment to the Board, shall be governed by all of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to all members of the Board, including, but not limited to, the Company’s Code of Business Conduct and Ethics, Conflicts of Interest Policy, Insider Trading Policy and any other policies regarding stock ownership, public disclosures, legal compliance and confidentiality (collectively, the “Company Policies”), and will be required to strictly adhere to the Company’s policies on confidentiality imposed on all members of the Board. The Company agrees that, upon appointment to the Board,

3 12624693-1 each GP Director shall receive (i) the same benefits of director and officer insurance as all other non-management directors on the Board, (ii) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board and (iii) such other benefits on the same basis as all other non-management directors on the Board. (e) As promptly as practicable following execution of this Agreement, the Board shall take all necessary actions to establish a committee dedicated to the evaluation, consideration and analysis of the Company’s business strategy and capital allocation policies and decision making concerning the foregoing (such committee, the “Strategy and Capital Allocation Committee”). Until the Termination Date, the Strategy and Capital Allocation Committee shall be comprised of no more than four (4) directors and shall initially include each of the GP Directors, and two incumbent tenured directors; provided that each GP Director shall remain on the Strategy and Capital Allocation Committee during the term of this Agreement. (f) As promptly as practicable following execution of this Agreement, the Board shall take all necessary actions to appoint one GP Director to each of the Compensation Committee of the Board and the NCG Committee, which shall each, until the Termination Date, be comprised of no more than three (3) directors. (g) If, at any time prior to the Termination Date, either of the GP Directors (or any Replacement Director (as defined below)) designated by the GP Parties is unable to serve as a director and ceases to be a director, the GP Parties shall have the right to propose to the Company a replacement director (a “Replacement Director”) with relevant financial and business experience, who qualifies as “independent” pursuant to Nasdaq’s listing standards (or applicable requirement of such other national securities exchange designated as the primary market on which the Common Stock is listed for trading), the SEC rules and regulations, and whose qualifications are substantially similar to the GP Director (or any Replacement Director) being replaced (the “Former Director”); provided that the GP Parties’ right to propose a Replacement Director pursuant to this Section 1(h) shall terminate when the GP Parties cease to beneficially own, in the aggregate, the Minimum Ownership Threshold (as defined below). Any candidate for Replacement Director shall be subject to the reasonable approval of the Board, which approval shall not be unreasonably withheld, conditioned or delayed. Any Replacement Director appointed to the Board in accordance with this Section 1(h) shall be appointed to any applicable committee of the Board on which the Former Director served immediately prior to the termination of his or her service on the Board. In the event the Board or the NCG Committee determines in good faith not to approve any Replacement Director proposed by the GP Parties, the GP Parties shall have the right to propose additional Replacement Directors in accordance with this Section 1(h) until a Replacement Director is appointed to the Board. All references to “GP Director,” for purposes of this Agreement, shall be deemed references to the person who replaces the applicable GP Director or any succeeding Replacement Director consistent with this Section 1(h), in the event that a Replacement Director is appointed.

4 12624693-1 (h) The GP Parties acknowledge and agree that each of the GP Directors shall immediately tender his or her resignation from the Board (it being understood that the Board shall have the right to decline to accept such resignation) if the GP Parties cease to beneficially own, in the aggregate, the Minimum Ownership Threshold. Following the effectiveness of the resignation of the GP Directors pursuant to this Section 1(i), the Company’s obligations under this Section 1 shall terminate. (i) As promptly as practicable following the execution of this Agreement, the Board shall take all necessary actions to separate the roles of Chief Executive Officer and Chairman and in connection with such separation, dissolve the position of Lead Independent Director. (j) As promptly as practicable following the execution of this Agreement, the Board shall take all necessary actions to authorize and approve an increase to the share repurchase program, which was previously announced on June 28, 2024, to permit the continued repurchase of up to $10,000,000 worth of Common Stock; provided, however, that any purchases made under such programs shall be subject to market conditions, applicable legal requirements, including, but not limited to, Sections 78.411 – 78.444 of the General Corporation Law of Nevada, and other relevant factors, as determined by the Board in its sole discretion. 2. Profitability. As promptly as practicable following the execution of this Agreement, the Board will work with the Company’s management on a detailed plan to put the Company on a path to achieving stable and consistent positive “Net Income,” as such term is defined and otherwise understood by generally accepted accounting principles. The Board shall meet to consider such final plan within six (6) weeks of the appointment of the GP Directors to the Board. 3. Voting. From the Effective Date until the Termination Date (the “Standstill Period”), the GP Parties agree that they shall appear in person or by proxy for quorum purposes and at any meeting of stockholders (including any adjournment, postponement, rescheduling or continuation thereof), whether such meeting is held at a physical location or virtually by means of remote communications, and will vote (or execute a consent with respect to) all Voting Securities beneficially owned by them in accordance with the Board’s recommendations with respect to (a) each election of directors, any removal of directors and any replacement of directors, (b) the ratification of the appointment of the Company’s independent registered public accounting firm, (c) the Company’s “say-on-pay” proposal and (d) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholder of the Company; provided, however, that if Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. LLC (“Glass Lewis”) (including, but not limited to, any successor thereto) issues a voting recommendation that differs from the Board’s recommendation with respect to any proposal submitted to stockholders at a stockholder meeting (other than with respect to the election, removal or replacement of directors, the authorization of shares, or the issuance of equity in connection with employee compensation) the GP Parties shall be permitted to vote in accordance with ISS’s and Glass Lewis’s recommendation; provided, further, that the GP Parties shall be permitted to vote in their sole discretion on any proposal of the Company in respect of (y) any Extraordinary Transaction or (z) the Rights Agreement, dated May 28, 2024, between the Company and

5 12624693-1 Broadridge Corporate Issuer Solutions, LLC, as rights agent, or any other shareholder rights plan or similar plans (the “Rights Agreement”). 4. Mutual Non-Disparagement. (a) Until the Termination Date, each GP Party agrees for and on behalf of itself that neither it nor any of its Affiliates or Associates, directly or indirectly, shall make any public statement or take any action that is intended to result in a public statement, that might reasonably be construed to be derogatory of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage or defame the Company or its Affiliates or Associates, or otherwise might reasonably be construed to be negative towards or derogatory of the Company or its Affiliates, Associates or any of the Company’s directors, officers, employees or independent consultants. (b) Until the Termination Date, neither the Company nor its Affiliates or Associates, directly or indirectly, shall make any public statement or take any action that is intended to result in a public statement, that might reasonably be construed to be derogatory of, or negative toward, or constitutes an ad hominem attack on, or otherwise disparage or defame any GP Party or his, her or its Affiliates or Associates or otherwise might reasonably be construed to be negative towards or derogatory of any GP Party or any of his, her, or its Affiliates or Associates. (c) Notwithstanding the foregoing, nothing in this Section 4 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws (including, but not limited to, to comply with any subpoena or other legal process from any governmental or regulatory authority with competent jurisdiction over the relevant Party hereto) or stock exchange regulations. (d) The limitations set forth in Sections 4(a) or (b), as applicable, shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Sections 4(a) or (b), as applicable, if such statement by the other Party was made in breach of this Agreement. 5. No Litigation. Prior to the Termination Date, each Party covenants and agrees solely for and on behalf of itself that he or it shall not, and shall not permit any of his or its Representatives (solely in the context of their representation of such Party in connection with the subject matter of this Agreement) to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any lawsuit, claim or proceeding (including, but not limited to, with respect to the GP Parties, commencing, encouraging or supporting any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, in each case with the intent of circumventing any terms of this Agreement) before any court or governmental, administrative or regulatory body (collectively, a “Legal Proceeding”) against (a) with respect to the GP Parties, the Company or any of its Representatives (solely in the context of their representation of the Company in connection with the subject matter of this Agreement), and (b) with respect to the Company, the GP Parties or any of their respective Representatives (solely in the context of their representation

6 12624693-1 of such GP Party in connection with the subject matter of this Agreement); provided, however, that the foregoing shall not prevent (w) any Party or any of his or its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, or on behalf of, such Party or any of his or its Representatives (solely in the context of their representation of such Party in connection with the subject matter of this Agreement) (x) litigation by any Party to enforce the provisions of this Agreement, (y) counterclaims with respect to any proceeding initiated by a Party in breach of this Agreement and (z) the exercise of statutory appraisal rights; provided, further, that in the event that such Party or any of his or its Representatives receives such Legal Requirement, such Party shall, unless prohibited by applicable law, give prompt written notice of such Legal Requirement to the other Party. 6. Standstill. (a) During the Standstill Period, each GP Party agrees solely for and on behalf of itself that it shall not, and shall cause its Affiliates and Associates not to, directly or indirectly: (i) make any public announcement or proposal with respect to, or publicly offer or propose, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for Voting Securities, whether or not such transaction involves a Change of Control of the Company; it being understood that the foregoing shall not prohibit a GP Party or its Affiliates or Associates from (I) selling or tendering their shares of Common Stock, and otherwise receiving consideration, pursuant to any such transaction or (II) voting on any such transaction in accordance with Section 3; (ii) engage in, or knowingly assist in the engagement in (including, but not limited to, engagement by use of or in coordination with a universal proxy card), any solicitation of proxies or written consents to vote any Voting Securities, or conduct, or assist in the conducting of, any type of binding or nonbinding referendum with respect to any Voting Securities, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to, or from the holders of, any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended, and with the rules and regulations thereunder (the “Exchange Act”), to vote any securities of the Company (including, but not limited to, by initiating, encouraging or participating in any “withhold” or similar campaign), in each case other than in a manner that is consistent with the Board’s recommendation on a matter;

7 12624693-1 (iii) advise or knowingly encourage any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company other than in a manner that is consistent with the Board’s recommendation on a matter or in connection with an Extraordinary Transaction; (iv) other than in open market sale transactions whereby the identity of the purchaser is not known, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by a GP Party to any Third Party that, to the GP Parties’ knowledge (it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including, but not limited to, information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership of, in the aggregate, more than 4.9% of the shares of Voting Securities outstanding at such time or would increase the beneficial ownership interest of any Third Party who, collectively with its Affiliates and Associates, has a beneficial or other ownership interest of, in the aggregate, more than 4.9% of the shares of Voting Securities outstanding at such time; (v) make any public proposal or request that, or take any action in coordination with or in support of a third party’s proposal or request that constitutes or would result in: (A) advising, replacing or influencing any director or the management of the Company, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company Policies, Bylaws or the Certificate of Incorporation, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (in each case except as otherwise permitted by Section 1 or Section 3); (vi) communicate with stockholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; (vii) call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Bylaws, including, but not limited to, a “town hall meeting”; (viii) deposit any shares of Common Stock or other Voting Securities in any voting trust or subject any shares of Common Stock or other Voting Securities to any arrangement or agreement with respect to the voting of any shares of

8 12624693-1 Common Stock or other Voting Securities (other than (A) any such voting trust, arrangement or agreement solely among the GP Parties that is otherwise in accordance with this Agreement or (B) customary brokerage accounts, margin accounts, prime brokerage accounts and the like); (ix) seek, or knowingly encourage or advise any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, or knowingly encourage or advise any person to take any other action with respect to the election or removal of any directors; (x) form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Security; provided, however, that nothing herein shall limit the ability of an Affiliate of a GP Party to join or in any way participate in the “group” currently in existence as of the Effective Date and comprising the GP Parties following the execution of this Agreement, so long as any such Affiliate agrees to be subject to, and bound by, the terms and conditions of this Agreement and, if required under the Exchange Act, files a Schedule 13D or an amendment thereof, as applicable, within two (2) business days after disclosing that the GP Party has formed a group with such Affiliate; (xi) demand a copy of the Company’s list of stockholders or its other books and records or make any request pursuant to Rule 14a-7 under the Exchange Act or under any statutory or regulatory provisions of Nevada providing for stockholder access to books and records (including, but not limited to, lists of stockholders) of the Company; (xii) engage any private investigations firm or other person to investigate any of the Company’s directors or officers; (xiii) publicly disclose or privately disclose in a manner that could reasonably be expected to become public any intent, purpose, plan or proposal with respect to any of the Company’s directors or the Company’s management, policies, strategy, operations, financial results or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; (xiv) purchase or otherwise acquire, or offer, seek, propose, or agree to acquire, ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities of the Company, any direct or indirect rights or options to acquire any such securities, any derivative securities or contracts or instruments in any way related to the price of shares of Common Stock, or any assets or liabilities of the Company that would result in the GP Parties (together with their Affiliates) having beneficial ownership of more than 22% of the Common Stock or Voting Securities outstanding at such time (the “Ownership Cap”); provided that upon any GP Party’s indication of its intent to acquire beneficial equity ownership equal in the aggregate to the Ownership Cap, the

9 12624693-1 Company will take all necessary actions pursuant to the terms of the Rights Agreement to consider and grant a waiver to permit such equity ownership; provided, further, that to the extent the GP Parties (together with their Affiliates) exceed the Ownership Cap solely by reason of any decrease in the number of outstanding shares of Common Stock or Voting Securities, stock repurchases, reclassifications, stock combinations or stock cancellations by the Company and the GP Parties (together with their Affiliates) do not purchase or otherwise acquire, or offer, seek, propose, or agree to acquire, any additional ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Common Stock or Voting Securities, then such increase in the GP Parties’ beneficial ownership shall not be deemed to breach or violate this Section 6(a)(xiv); (xv) make any request or submit any proposal to amend or waive the terms of this Section 6 other than through non-public communications with the Company that would not be reasonably likely to trigger public disclosure obligations for any Party; or (xvi) enter into any discussions, negotiations, agreements or understandings with any person with respect to any action the GP Party is prohibited from taking pursuant to this Section 6, or advise, or knowingly assist or encourage or seek to persuade any person to take any action or make any statement with respect to any such action, or otherwise knowingly take or cause any action or make any statement with knowledge that such statement is inconsistent with any of the foregoing. (b) Notwithstanding anything to the contrary contained in Section 6(a) or elsewhere in this Agreement, a GP Party shall not be prohibited or restricted from: (i) communicating privately with members of the Board or officers of the Company regarding any matter in a manner consistent with communications that may be reasonably made by all stockholders of the Company, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any Party; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over such GP Party, provided that a breach by such GP Party of this Agreement is not the cause of the applicable requirement; or (iii) communicating with stockholders of the Company and others in a manner that does not otherwise violate this Agreement; provided, further, that no term of this Agreement shall limit or in any way affect either GP Director’s ability to adhere to or perform consistently with such GP Director’s fiduciary duties as defined and understood under Nevada law. (c) During the Standstill Period, each GP Party shall refrain from knowingly taking any actions which could reasonably be expected to have the effect of encouraging or assisting any Third Party to engage in actions which, if taken by a GP Party, would violate this Agreement.

10 12624693-1 (d) Until the date that is the earlier of the (i) first date on which no GP Director serves on the Board and (ii) Termination Date, no GP Party shall seek confidential information concerning the Company from the GP Directors and no GP Party is, nor will any GP Party become, party to any agreement, arrangement or understanding (whether written or oral) with the GP Directors with respect to their service as directors on the Board; provided that so long as any principal or member of the personnel of any GP Party serves on the Board as a director, the Company agrees that the GP Directors may provide confidential information to the GP Parties that the GP Directors learn in their capacity as directors of the Company for the purpose of assisting the GP Directors in their roles as directors of the Company and evaluating the GP Parties’ investment in the Company, subject to, and solely in accordance with the terms of, that certain confidentiality agreement, in substantially the form attached hereto as Exhibit A, that the Company and the GP Parties are entering into simultaneously with this Agreement (the “Confidentiality Agreement”). 7. Representations and Warranties of the Company. The Company represents and warrants to the GP Parties that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound. 8. Representations and Warranties of the GP Parties. Each GP Party represents and warrants to the Company solely for and on behalf of itself that (a) this Agreement has been duly and validly authorized, executed and delivered by such GP Party, and constitutes a valid and binding obligation and agreement of such GP Party, enforceable against such GP Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, (b) the signatory for such GP Party has the power and authority to execute this Agreement and any other documents or agreements entered into in connection with this Agreement on behalf of itself and the applicable GP Party associated with that signatory’s name, and to bind such GP Party to the terms hereof and thereof, and (c) the execution, delivery and performance of this Agreement by such GP Party does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or

11 12624693-1 cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound. 9. No Other Discussions or Arrangements. Each of the GP Parties represents and warrants that, as of the Effective Date, except as publicly disclosed in their respective SEC filings or otherwise specifically disclosed to the Company in writing prior to the Effective Date, (a) none of the GP Parties owns, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (b) none of the GP Parties have entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company. 10. Press Release and SEC Filings. (a) Promptly following the execution of this Agreement, the Company shall issue a press release in substantially the form attached hereto as Exhibit B (the “Press Release”) which has been mutually agreed to by the parties, announcing certain terms of this Agreement. Prior to the issuance of the Press Release, neither the Company nor the GP Parties shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party, except to the extent required by applicable law or the rules of any national securities exchange. (b) The Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement. The Company shall provide the GP Parties with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any such comments of the GP Parties. (c) No later than two (2) business days following the Effective Date, the GP Parties shall file with the SEC an amendment to their Schedule 13D in compliance with Section 13 of the Exchange Act reporting entry into this Agreement. The Schedule(s) 13D shall be consistent with the terms of this Agreement, and the GP Parties shall provide the Company with a reasonable opportunity to review and comment on the Schedule(s) 13D prior to it being filed with the SEC and shall consider in good faith any such comments of the Company. 11. Term; Termination. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the date that is the later to occur of (i) the date that is ten (10) days prior to the deadline under the Bylaws for director nominations and stockholder proposals for the Company’s 2025 annual meeting of stockholders and (ii) the date that is five (5) days following the date on which no GP Director serves on the Board (such date, the “Termination Date”); provided, however, that (a) the GP Parties may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt by the Company from a GP Party specifying the material breach, or, if impossible to cure within fifteen (15) days, that the Company has not taken

12 12624693-1 any substantive action to cure within such fifteen (15) day period, and (b) the Company may earlier terminate this Agreement if any of the GP Parties commits a material breach of this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt by such GP Party from the Company specifying the material breach, or, if impossible to cure within fifteen (15) days, that such GP Party has not taken any substantive action to cure within such fifteen (15) day period. Notwithstanding the foregoing, the provisions of Section 11 through Section 23 shall survive the termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any breach of this Agreement prior to such termination. 12. Expenses. Each Party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse the GP Parties an amount not to exceed in the aggregate $145,000 for reasonable and well documented out-of-pocket fees and expenses incurred by the GP Parties in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby. 13. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Nevada. Each Party irrevocably (a) agrees that it shall bring any suit, action, or other proceeding in respect of any claim arising out of or related to this Agreement (each, an “Action”) exclusively in any state or federal court located in Clark County, Nevada or another federal or state court of competent jurisdiction, (b) waives any jurisdictional defenses (including, but not limited to, personal jurisdiction and venue) to any such Action, (c) waives any objection that such courts identified in clause (a) are an inconvenient forum or do not have jurisdiction over any Party and (d) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 17 of this Agreement. Each Party agrees that a final judgment in any Action brought in the courts identified in clause (a) shall be conclusive and binding upon each of the Parties and may be enforced in any other courts, the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment. 14. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH

13 12624693-1 PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. 15. Specific Performance. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including, but not limited to, the payment of money damages). It is accordingly agreed that each of the Parties (the “Moving Party”) shall be entitled to seek specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms hereof, and the other Parties will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The remedies available pursuant to this Section 15 shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. 16. Certain Definitions. As used in this Agreement: (a) “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Affiliates subsequent to the Effective Date; provided, however, that, for purposes of this Agreement, no GP Party shall be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of any GP Party; provided, further, that the term “Affiliate” shall not include any private or publicly traded portfolio company of the GP Parties to the extent no GP Party has, nor do the GP Parties collectively have, a majority ownership of the voting securities of such entity and/or has or have, as applicable, the right to appoint a majority of the board or other governing body of such entity; (b) “Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Associates subsequent to the Effective Date; provided, that the term “Associate” shall not include any private or publicly traded portfolio company of the GP Parties to the extent no GP Party has, nor do the GP Parties collectively have, a majority ownership of the voting securities of such entity and/or has or have, as applicable, the right to appoint a majority of the board or other governing body of such entity; (c) “beneficial owner,” “beneficial ownership” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; (d) “business day” shall mean any day other than a Saturday, Sunday or day on which the commercial banks in the State of New York are authorized or obligated to be closed by applicable law;

14 12624693-1 (e) “Bylaws” shall mean the Second Amended and Restated Bylaws of the Company, adopted as of June 14, 2024, as may be amended, corrected, or amended and restated from time to time; (f) “Certificate of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, dated as of November 17, 2011, as may be amended, corrected, or amended and restated from time to time; (g) a “Change of Control” shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for- stock transaction whereby immediately after the consummation of the transaction the Company’s stockholders retain less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities; (h) “control,” including the terms “controlling,” “controlled by” and “under common control with,” shall have the same meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act. (i) “Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing, restructuring, recapitalization, reorganization, disposition, distribution, transaction involving a majority of its equity securities or a majority of its assets or other transaction with a Third Party that, in each case, would require the approval of such action or event by stockholders of the Company and would result in a Change of Control of the Company, liquidation or dissolution; (j) “Minimum Ownership Threshold” shall mean that the GP Parties hold, in the aggregate, directly or indirectly, more than 10.0% of the then outstanding Voting Securities; (k) “person” or “persons” shall mean any individual, corporation (including, but not limited to, not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind, structure or nature; (l) “Representative” shall mean a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives; provided, that when used with respect to the Company, “Representative” shall not include any non-executive employees; (m) “Third Party” shall mean any person that is not (i) a party to this Agreement, (ii) a member of the Board, (iii) an officer of the Company or (iv) an Affiliate of any Party; and

15 12624693-1 (n) “Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors. 17. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 17 (or to such other address that may be designated by a Party from time to time in accordance with this Section 17). If to the Company, to its address at: IZEA WORLDWIDE, INC. 1317 Edgewater Dr #1880 Orlando, FL 32804 Attention: General Counsel Email: LegalRequests@izea.com with a copy (which shall not constitute notice) to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 Attention: Spencer G. Feldman Email: sfeldman@olshanlaw.com If to a GP Party, to: GP Cash Management, Ltd. 300 Park Avenue S-219 New York, NY 10022 Attention: Antonio Bonchristiano Rodrigo Boscolo Email: antonio.bonchristiano@gp-investments.com rodrigo.boscolo@gp-investments.com with a copy (which shall not constitute notice) to: Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, NY 10103 Attention: Lawrence S. Elbaum C. Patrick Gadson Email: lelbaum@velaw.com

16 12624693-1 pgadson@velaw.com 18. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. 19. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. 21. Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Parties; provided, that each Party may assign any of its rights and delegate any of its obligations hereunder to any person that acquires substantially all of that Party’s assets, whether by stock sale, merger, asset sale or otherwise. Any purported assignment or delegation in violation of this Section 21 shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 22. Waivers. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. 23. Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each of the Parties and its respective counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal

17 12624693-1 decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement. In this Agreement, unless a clear contrary intention appears, (a) the word “including” (in its various forms) means “including, but not limited to;” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “or” is not exclusive; (d) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (e) whenever the context requires, the masculine gender shall include the feminine and neuter genders. (Remainder of Page Intentionally Left Blank)

SIGNATURE PAGE TO COOPERATION AGREEMENT 12624693-1 IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date. The Company: IZEA WORLDWIDE INC By: /s/ Peter Biere Name: Peter Biere Title: Chief Financial Officer

SIGNATURE PAGE TO COOPERATION AGREEMENT 12624693-1 The GP Parties: GP CASH MANAGEMENT, LTD. By: /s/ Rodrigo Boscolo Name: Rodrigo Boscolo Title: Legal Representative By: /s/ Antonio Bonchristiano Name: Antonio Bonchristiano Title: Legal Representative GP INVESTMENTS, LTD. By: /s/ Rodrigo Boscolo Name: Rodrigo Boscolo Title: Legal Representative By: /s/ Antonio Bonchristiano Name: Antonio Bonchristiano Title: Legal Representative /s/ Rodrigo Boscolo RODRIGO BOSCOLO /s/ Antonio Bonchristiano ANTONIO BONCHRISTIANO

EXHIBIT A 12624693-1 EXHIBIT A Confidentiality Agreement

EXHIBIT B 12624693-1 EXHIBIT B Press Release